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                               AMENDMENT NO. 2 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS EXHIBIT to the Investment Management Agreement dated April 1, 1999 (the "Agreement") between DELAWARE GROUP FOUNDATION FUNDS and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, amended as of the 27th day of December 1999 to add the Delaware S&P 500 Index Fund, lists the Portfolios for which the Investment Manager provides investment management services pursuant to the Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio.


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      Portfolio Name           Effective Date           Management Fee Schedule
      --------------           --------------              (as a percentage of
                                                        average daily net assets
                                                              Annual Rate
                                                        ------------------------
--------------------------------------------------------------------------------
Delaware Balanced Portfolio    April 1, 1999                     0.25%

--------------------------------------------------------------------------------
Delaware Growth Portfolio      April 15, 1999                    0.25%

--------------------------------------------------------------------------------
Delaware Income Portfolio      April 1, 1999                     0.25%
--------------------------------------------------------------------------------
Delaware S&P 500 Index Fund   December 27, 1999

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DELAWARE MANAGEMENT                            DELAWARE GROUP
COMPANY, a series of Delaware                  FOUNDATION FUNDS
Management Business Trust

By:___________________________                 By:______________________________
Name:_________________________                 Name:____________________________
Title:________________________                 Title:___________________________



Attest:_______________________                 Attest:__________________________



Name:_________________________                 Name:____________________________
Title:________________________                 Title:___________________________